UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2009
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street,	45334-0629
Jackson Center, Ohio	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2009, Thor Industries, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust” and together with each of the foregoing persons, the “Borrowers”), pursuant to which the Company loaned $10 million to the Borrowers (the “Loan”). The Loan is in addition to a separate $10 million loan provided by the Company to the Borrowers on January 15, 2009 (the “Prior Loan”). The Borrowers own approximately 90% of FreedomRoads Holding Company, LLC (“FreedomRoads”), the parent company of one of the Company’s dealers, and pursuant to the terms of the Credit Agreement, the Borrowers agreed to use the proceeds of the Loan solely to make an equity contribution to FreedomRoads to be used by FreedomRoads to purchase the Company’s products.
     The principal amount of the Loan is payable in full on January 29, 2010 and bears interest at a rate of 12% per annum. Interest is payable in cash on the following dates: April 30, 2009, July 31, 2009, October 30, 2009 and January 29, 2010. The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, events of default and acceleration provisions for a loan of this type.
     The obligations of the Borrowers under the Credit Agreement are guaranteed by FreedomRoads and are secured by a first priority security interest in all of the direct and indirect legal, equitable and beneficial interests of the Borrowers in FreedomRoads.
     In connection with the Loan, FreedomRoads and its subsidiaries (collectively, the “FR Dealers”) and the Company amended their prior agreement pursuant to which the FR Dealers agreed to purchase additional recreation vehicles from the Company and its subsidiaries to provide that the term of this agreement now continues until the repayment in full of the Prior Loan and the Loan under the Credit Agreement (including any refinancing or replacement thereof).
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1	Credit Agreement between the Company and Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust, dated January 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: February 3, 2009	By:	/s/ Christian G. Farman

	Name:	Christian G. Farman
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement between the Company and Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust, dated January 30, 2009.